Exhibit 99.1

Coleman Cable, Inc. Announces Record Third-Quarter 2013 Results,

Including Adjusted EPS of $0.40 and Adjusted EBITDA of $24.0 Million

WAUKEGAN, Ill., November 7, 2013 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced third-quarter 2013 financial results.

Highlights

•	Third-quarter 2013 Adjusted Earnings Per Share (EPS) of $0.40, a third-quarter record for the Company.

•	Third-quarter 2013 Adjusted EBITDA of $24.0 million, a third-quarter record for the Company.

•	Third-quarter and first nine-month 2013 Adjusted EPS growth of 8.1 percent and 16.8 percent, respectively, versus the same periods last year.

Outlook and Dividend

•	For the fourth quarter of 2013, the Company estimates sales between $225.0 million and $250.0 million and Adjusted EPS between $0.36 and $0.49.

•	Declared quarterly cash dividend of $0.05 per share payable on November 29, 2013, to stockholders of record as of the close of business on November 15, 2013.

Third-Quarter 2013 Results

Net sales for the third quarter of 2013 were $229.0 million, consistent with $229.3 of million net sales for the third quarter of 2012. Sales volume (measured in total pounds shipped, on a comparable basis) increased 4.2 percent for the third quarter of 2013 compared to the same period last year, while copper prices declined 8.5 percent on a year-over-year basis. Compared to last year, the Company’s sales results in the 2013 third quarter mainly reflect higher sales within the Company’s Engineered Solutions and Distribution segments, offset by lower sales in its OEM segment.

President and CEO Gary Yetman stated, “For the third quarter of 2013, both our Adjusted EBITDA and Adjusted EPS were third-quarter records for the Company, while our Adjusted EBITDA results marked the fourth consecutive quarter of record results dating back to last year. Further, our results include total volume growth of 4.2 percent driven by increased demand across a variety of products, particularly within industrial and construction-related categories. Our strong third-quarter performance continues to reflect the diversity of our business and the strength of our operating platform, which have allowed us to achieve strong results notwithstanding copper price volatility and the negative impact of the sequestration on TRC’s military business in our Engineered Solutions segment.”

Mr. Yetman concluded, “We have been encouraged by double-digit demand growth from our construction-related products during the third quarter. This growth, along with the introduction of our newer industrial products, has us well-positioned to finish what has already been a strong year of financial results.”

On a GAAP basis, the Company recorded earnings of $0.8 million, or $0.04 per diluted share, for the third quarter of 2013 compared to $5.5 million, or $0.31 per diluted share, for the third quarter last year. For the third quarter of 2013, the Company’s GAAP results include a pre-tax, non-cash goodwill impairment charge of $6.6 million, or $0.36 per diluted share, recorded as the result of an interim goodwill impairment test performed during the 2013 third quarter on TRC’s military business. As a result of this test, a non-cash impairment charge was required to reduce the carrying value of the goodwill associated with TRC’s military business. Since the conclusion of 2012, the Company has operated this business amidst a general uncertainty involving the timing and amount of U.S. military spending. This charge has no impact on the Company’s operating cash flow, liquidity, or debt covenant compliance. GAAP results for the 2013 period also include restructuring charges and share-based compensation expense. These items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the discussion of Non-GAAP results below and the attached schedules for a full reconciliation of GAAP results to non-GAAP results.

Quarterly Cash Dividend

On November 5, 2013, Coleman’s board of directors declared a quarterly cash dividend of $0.05 per share payable on November 29, 2013, to stockholders of record as of the close of business on November 15, 2013. Future declarations of quarterly dividends are subject to approval of the board of directors and may be adjusted as business needs or market conditions change.

Webcast

Coleman Cable has scheduled its conference call for Friday, November 8, 2013, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, President and CEO, and Alan Bergschneider, Executive Vice President and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

Non-GAAP Results

In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures in assessing our operating performance. These non-GAAP measures used by management include: (1) EBITDA, which we define as net income before net interest, income taxes, depreciation and amortization expense (“EBITDA”), (2) Adjusted EBITDA, which is our measure of EBITDA adjusted to exclude the impact of certain specifically identified items (“Adjusted EBITDA”), and (3) Adjusted EPS, which we calculate as diluted earnings per share adjusted to exclude the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA. For the periods presented in this report, the specifically identified items include asset impairment, restructuring charges, share-based compensation expense, and acquisition-related costs.

We believe both EBITDA and Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, are useful for investors because we use that information in evaluating the performance of our business. We use these measures in the preparation of our annual operating budgets and serve as an indicator of business performance and management’s effectiveness with specific references to these indicators. We believe both EBITDA and Adjusted EBITDA allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. The usefulness of EBITDA and Adjusted EBITDA as performance measures is limited by the fact that they both exclude the impact of interest expense, depreciation and amortization expense, and taxes. Due to these limitations, we do not, and you should not, use either EBITDA or Adjusted EBITDA as the only measures of our performance. We also use, and recommend that you consider, net income in accordance with GAAP as a measure of our performance. Finally, other companies may define EBITDA and Adjusted EBITDA differently and, as a result, our measure of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA measures of other companies.

Similarly, we believe our use of Adjusted EPS provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain significant items, the magnitude of which may vary significantly from period to period. However, we do not, and do not recommend that you solely use Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance. Finally, other companies may define Adjusted EPS differently and, as a result, our measure of Adjusted EPS may not be directly comparable to Adjusted EPS measures of other companies.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for residential and commercial construction, industrial, OEM, and consumer applications, with operations in the United States, Honduras, and Canada. The Company’s broad product offering enables it to provide its customers a single source for many of their wire and cable requirements. It manufactures the majority of its products in nine domestic production facilities and sells products to more than 8,000 active customers in a wide variety of end markets. It operates three segments: Distribution, OEM, and Engineered Solutions. For more information, visit www.colemancable.com.

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook and Dividend” and also may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials, including PVC and fuel;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	our dependence on indebtedness and our ability to satisfy our debt obligations;

•	failure to identify, finance or integrate acquisitions;

•	product liability claims and litigation resulting from the design or manufacture of our products;

•	advancements in wireless technology;

•	impairment charges related to our goodwill and long-lived assets;

•	restructuring charges;

•	changes in the cost of labor;

•	disruption in the importation of raw materials and products from foreign-based suppliers;

•	our ability to maintain substantial levels of inventory;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	changes in tax legislation relating to our Honduras subsidiary; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors,” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(Thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
NET SALES	$229,039	$229,301	$685,350	$681,023
COST OF GOODS SOLD	194,911	194,948	581,285	580,018

GROSS PROFIT	34,128	34,353	104,065	101,005
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,538	15,880	46,399	47,354
INTANGIBLE ASSET AMORTIZATION	1,976	2,189	6,137	5,755
ASSET IMPAIRMENT	6,584	—	6,584	—
RESTRUCTURING CHARGES	122	959	491	1,314

OPERATING INCOME	11,908	15,325	44,454	46,582
INTEREST EXPENSE	6,915	6,919	20,727	20,963
OTHER LOSS (INCOME)	103	227	(129)	230

INCOME BEFORE INCOME TAXES	4,890	8,179	23,856	25,389
INCOME TAX EXPENSE	4,106	2,725	10,481	8,579

NET INCOME	$784	$5,454	$13,375	$16,810

EARNINGS PER COMMON SHARE DATA
NET INCOME PER SHARE:
Basic	$0.04	$0.32	$0.75	$0.98
Diluted	0.04	0.31	0.75	0.96
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,293	17,071	17,617	17,077
Diluted	18,478	17,301	17,780	17,311
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.02	$0.10	$0.04

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,745	$9,562
Accounts receivable, net of allowances of $2,913 and $3,046, respectively	128,449	125,982
Inventories	123,572	112,590
Deferred income taxes	5,206	4,271
Assets held for sale	1,072	1,074
Prepaid expenses and other current assets	5,527	4,071

Total current assets	273,571	257,550

PROPERTY, PLANT AND EQUIPMENT, NET	77,442	78,914
GOODWILL	59,896	66,535
INTANGIBLE ASSETS, NET	31,278	37,417
DEFERRED INCOME TAXES	591	329
OTHER ASSETS	9,315	8,595

TOTAL ASSETS	$452,093	$449,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$28,177	$35,566
Accounts payable	28,177	25,748
Accrued liabilities	32,954	38,208

Total current liabilities	89,308	99,522

LONG-TERM DEBT	273,451	288,273
OTHER LONG-TERM LIABILITIES	4,231	3,693
DEFERRED INCOME TAXES	10,197	6,687
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 18,314 and 16,998 issued and outstanding on September 30, 2013 and December 31, 2012, respectively	18	17
Treasury stock, at cost: 485 and 443 shares, respectively	(4,690)	(3,918)
Additional paid-in capital	107,735	94,470
Accumulated deficit	(27,838)	(39,371)
Accumulated other comprehensive loss	(319)	(33)

Total shareholders’ equity	74,906	51,165

TOTAL LIABILITIES AND EQUITY	$452,093	$449,340

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Diluted earnings per share, as determined in accordance with GAAP, to Adjusted EPS	(unaudited)
Earnings per share	$0.04	$0.31	$0.75	$0.96
Asset impairment	0.36	—	0.37	—
Restructuring charges	—	0.04	0.02	0.05
Share-based compensation expense	—	0.02	0.11	0.04
Acquisition-related costs	—	—	—	0.02

Adjusted diluted earnings per share	$0.40	$0.37	$1.25	$1.07

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	(unaudited) (Thousands)
Net income	$784	$5,454	$13,375	$16,810
Interest expense	6,915	6,919	20,727	20,963
Income tax expense	4,106	2,725	10,481	8,579
Depreciation and amortization expense (a)	5,373	5,577	16,474	15,987

EBITDA	$17,178	$20,675	$61,057	$62,339

Asset impairment	6,584	—	6,584	—
Restructuring charges	122	959	491	1,314
Share-based compensation expense	134	457	3,013	1,169
Acquisition-related costs	—	77	—	443

ADJUSTED EBITDA	$24,018	$22,168	$71,145	$65,265

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

For additional information regarding our non-GAAP financial measures, see “Non-GAAP Results.”

Reconciliation of Fourth-Quarter 2013 Earnings Guidance to GAAP

For the fourth quarter of 2013, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.36 to $0.49 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.35 to $0.48 per share.

* Rounding differences may occur for various calculated amounts.